Exhibit 99.1
NEWS RELEASE
For Immediate Release

MAXWELL REPORTS THIRD QUARTER RESULTS

•	Higher than expected revenue and reductions in operating expense drive non-GAAP EPS of $0.01

•	Restructuring efforts on track; enhancing cost discipline and realizing operational efficiencies across the organization
Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - October 29, 2015 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three and nine months ended September 30, 2015. Total revenues for the third quarter of 2015 were $45.1 million, an increase of 19.3% from the second quarter of 2015 and an increase of 8.4% from the prior year quarter. Ultracapacitor revenue increased to $31.8 million, an increase of 35.6% from the second quarter of 2015 and an increase of 10.4% from the prior year quarter. The Company reported $3.8 million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the third quarter of 2015, compared with $711,000 in the second quarter of 2015 and $1.6 million for the prior year quarter. Net loss for the third quarter of 2015 was $1.4 million, compared with $9.4 million in the second quarter of 2015 and $3.3 million in the prior year quarter.
"During the third quarter, we made meaningful progress transitioning our business to higher growth opportunities and executing on our restructuring plan, which is already yielding positive results," said Dr. Franz Fink, Maxwell's president and chief executive officer. "We achieved better than expected revenue, primarily driven by upside demand in the China hybrid bus market. We expect this strength to continue into the fourth quarter. We do, however, expect the new China hybrid bus policy to put pressure on our top-line revenue early in 2016."
"As our business evolves and diversifies, our continued focus on costs and operational efficiencies should position us for sustainable profitability over the long term. Maxwell's opportunity is large and growing, with our current served available market of nearly $600 million expected to grow to more than $1.4 billion by 2020 and further beyond that. Our five-year plan for revenue growth will build upon a solid revenue base today to more mid- and long-term opportunities as we diversify further in auto, rail and grid energy storage. Looking ahead, we are excited about the significant prospects for our company, and we are confident that we are taking the right steps to grow our business and enhance shareholder returns," concluded Fink.

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Financial Results and Operating Metrics (1)
(Unaudited; in millions, except for per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Total revenue	$45,076	$37,796	$41,593	$117,542	$133,668
Ultracapacitor revenue	$31,801	$23,449	$28,809	$77,194	$94,719
High-Voltage revenue	$10,275	$11,892	$10,428	$32,818	$30,514
Microelectronics revenue	$3,000	$2,455	$2,356	$7,530	$8,435
Non-GAAP gross margin	32.3%	33.0%	37.6%	32.0%	37.8%
Operating loss	$(651)	$(6,259)	$(2,282)	$(15,482)	$(1,569)
Non-GAAP operating income (loss)	$1,032	$(2,158)	$(1,271)	$(8,858)	$1,365
Adjusted EBITDA	$3,765	$711	$1,605	$(381)	$9,785
Net loss	$(1,449)	$(9,376)	$(3,292)	$(20,166)	$(4,154)
Non-GAAP net income (loss)	$234	$(3,190)	$(2,281)	$(11,457)	$(1,220)
Non-GAAP net income (loss) per share
Basic and diluted	$0.01	$(0.11)	$(0.08)	$(0.38)	$(0.04)
Net cash provided by operating activities	$7,406	$1,901	$6,878	$8,530	$6,251
Cash purchases of property and equipment	$562	$942	$2,319	$2,779	$5,195
Cash, cash equivalents and restricted cash	$25,213	$25,031	$30,798	$25,213	$30,798

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.

Discussion of Financial and Operational Results for the Quarter
Revenue and Non-GAAP Gross Margin

•	Total revenue for the third quarter of 2015 was $45.1 million, compared with $37.8 million in the second quarter of 2015, primarily due to increases in ultracapacitor and microelectronics revenue.

◦	Ultracapacitor revenue for the third quarter of 2015 was $31.8 million, compared with $23.4 million in the second quarter of 2015, primarily driven by increased demand in the China hybrid bus market.

◦	High-voltage revenue was $10.3 million for the third quarter of 2015, compared with $11.9 million in the second quarter of 2015.

◦	Microelectronic revenue for the third quarter of 2015 was $3.0 million, compared with $2.5 million in the second quarter of 2015.

•	Non-GAAP gross margin in the third quarter of 2015 was 32.3%, a slight decrease when compared with the second quarter of 2015, reflecting increased demand in the ultracapacitor business.
Adjusted EBITDA & Operating Expense

•
Adjusted EBITDA for the third quarter of 2015 was $3.8 million, compared with $711,000 in the second quarter of 2015. The quarter-over-quarter increase was primarily driven by higher revenues due to increased demand for our ultracapacitor products and a reduction in our operating expenses as a result of our restructuring and cost reduction efforts.

•
Operating expense in the third quarter of 2015 was $14.9 million, compared with $18.4 million in the second quarter of 2015, primarily driven by lower restructuring related charges and cost reduction efforts.

•	Non-GAAP operating expense for the third quarter of 2015 was $13.5 million and excludes adjustments for stock-based compensation, restructuring related and various other non-standard charges.

•
Third quarter 2015 operating loss was $651,000, compared with an operating loss of $6.3 million in the second quarter of 2015. The quarter-over-quarter reduction in operating loss was primarily driven by lower restructuring related charges, increased demand for our ultracapacitor products and reduction in our operating expenses as a result of our restructuring and cost reduction efforts.

•	Non-GAAP operating income for the third quarter of 2015 was $1.0 million.

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•	Net loss for the third quarter of 2015 was $1.4 million, or $(0.05) per share, compared with a net loss of $9.4 million, or $(0.31) per share, in the second quarter of 2015.

•	Non-GAAP net income for the third quarter of 2015 was $234,000.
Capital Expenditures

•	Capital expenditures during the third quarter of 2015 were $562,000, compared with $942,000 in the second quarter of 2015.
Business Outlook

•	Total revenue for the fourth quarter of 2015 is expected to be between $46 million and $50 million, a 6 percent increase at the midpoint of guidance.

•	Non-GAAP gross margin for the fourth quarter of 2015 is expected to be between 31% and 33%.

•	Non-GAAP operating expense for the fourth quarter of 2015 is expected to be approximately $13.5 million.
Other Business & Operational Highlights

•	Secured $25 million revolving credit facility with East West Bank.

•	Selected as the exclusive capacitive energy storage supplier by China’s largest rail company, China Railway Rolling Stock Corporation.

•	Announced the availability of Maxwell’s Engine Start Module (ESM) as a factory-installed option on select new Peterbilt trucks.

•
Announced that Continental Automotive System’s Maxwell-powered voltage stabilization system (VSS) will be a standard feature on 2016 Cadillac ATS and CTS sedans and ATS coupes (excludes the ATS-V, CTS-V and CT6 models). Production rollout began in July.

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results.  Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (877) 876-9174 from the U.S. and Canada, or (785) 424-1669 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to

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its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense, significant non-standard tax charges, significant non-standard legal expenses, and restructuring-related costs.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Downward pressures on product pricing from increased competition and potential shift in sales mix with respect to low margin and high margin business;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our

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investor relations website: investors.maxwell.com. All information in this release is as of October 29, 2015. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Media & Investor Contact: Amy Wakeham, +1 858.503.3359; awakeham@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue	$45,076	$37,796	$41,593	$117,542	$133,668
Cost of revenue	30,820	25,643	26,113	80,830	83,728
Gross profit	14,256	12,153	15,480	36,712	49,940
Operating expenses:
Selling, general and administrative	9,070	10,142	10,839	30,169	32,192
Research and development	5,781	5,930	6,923	19,629	19,317
Restructuring and exit costs	56	2,340	—	2,396	—
Total operating expenses	14,907	18,412	17,762	52,194	51,509
Loss from operations before income taxes	(651)	(6,259)	(2,282)	(15,482)	(1,569)
Interest expense, net	25	75	49	189	116
Amortization of prepaid debt costs	5	2	5	12	15
Foreign currency exchange gains and losses, net	(97)	85	(6)	316	514
Loss before income taxes	(584)	(6,421)	(2,330)	(15,999)	(2,214)
Income tax provision	865	2,955	962	4,167	1,940
Net loss	$(1,449)	$(9,376)	$(3,292)	$(20,166)	$(4,154)
Net loss per common share:
Basic and diluted	$(0.05)	$(0.31)	$(0.11)	$(0.66)	$(0.14)
Weighted average common shares outstanding:
Basic and diluted	31,529	30,323	29,284	30,440	29,146

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$24,813	$24,732
Restricted cash	400	—
Trade and other accounts receivable, net	36,297	43,698
Inventories	40,841	44,856
Prepaid expenses and other current assets	3,378	2,426
Total current assets	105,729	115,712
Property and equipment, net	33,355	39,223
Goodwill	24,049	23,599
Pension asset	8,191	7,362
Other non-current assets	533	704
Total assets	$171,857	$186,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,616	$27,011
Accrued employee compensation	8,129	9,348
Deferred revenue and customer deposits	1,206	703
Short-term borrowings and current portion of long-term debt	47	15,549
Deferred tax liability	1,203	1,111
Total current liabilities	40,201	53,722
Deferred tax liability, long-term	5,453	3,304
Long-term debt, excluding current portion	59	20
Other long-term liabilities	3,125	2,601
Total liabilities	48,838	59,647
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 31,792 and 29,846 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3,176	2,982
Additional paid-in capital	290,465	277,314
Accumulated deficit	(178,232)	(158,066)
Accumulated other comprehensive income	7,610	4,723
Total stockholders' equity	123,019	126,953
Total liabilities and stockholders' equity	$171,857	$186,600

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Gross Profit Reconciliation:
GAAP gross profit		$14,256	$12,153	$15,480	$36,712	$49,940
Stock-based compensation expense	A	186	147	145	539	587
Accelerated depreciation	D	125	184	—	309	—
Non-GAAP gross profit		$14,567	$12,484	$15,625	$37,560	$50,527
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$14,907	$18,412	$17,762	$52,194	$51,509
Stock-based compensation expense	A	(869)	(864)	(866)	(2,367)	(2,347)
Restructuring and exit costs	C	(56)	(2,340)	—	(2,396)	—
CFO transition	E	—	(284)	—	(284)	—
VAT refund	F	474	—	—	474	—
Legal costs for SEC and FCPA matters	G	(921)	(282)	—	(1,203)	—
Non-GAAP total operating expenses		$13,535	$14,642	$16,896	$46,418	$49,162
Income (Loss) From Operations Reconciliation:
GAAP loss from operations		$(651)	$(6,259)	$(2,282)	$(15,482)	$(1,569)
Stock-based compensation expense	A	1,055	1,011	1,011	2,906	2,934
Restructuring and exit costs	C	56	2,340	—	2,396	—
Accelerated depreciation	D	125	184	—	309	—
CFO transition	E	—	284	—	284	—
VAT refund	F	(474)	—	—	(474)	—
Legal costs for SEC and FCPA matters	G	921	282	—	1,203	—
Non-GAAP income (loss) from operations		$1,032	$(2,158)	$(1,271)	$(8,858)	$1,365
Adjusted EBITDA Reconciliation
GAAP net loss		$(1,449)	$(9,376)	$(3,292)	$(20,166)	$(4,154)
Add back:
Interest expense, net		25	75	49	189	116
Amortization of prepaid debt costs		5	2	5	12	15
Income tax provision		865	2,955	962	4,167	1,940
Depreciation		2,807	3,002	2,825	8,633	8,267
Amortization of intangible assets		51	51	51	153	153
EBITDA		2,304	(3,291)	600	(7,012)	6,337
Foreign currency exchange gains and losses, net		(97)	85	(6)	316	514
Stock-based compensation expense	A	1,055	1,011	1,011	2,906	2,934
Restructuring and exit costs	C	56	2,340	—	2,396	—
CFO transition	E	—	284	—	284	—
VAT refund	F	(474)	—		(474)	—
Legal costs for SEC and FCPA matters	G	921	282	—	1,203	—
Adjusted EBITDA		$3,765	$711	$1,605	$(381)	$9,785

		Three Months Ended			Nine Months Ended
		September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net Income (Loss) Reconciliation:
GAAP net loss		$(1,449)	$(9,376)	$(3,292)	$(20,166)	$(4,154)
Stock-based compensation expense	A	1,055	1,011	1,011	2,906	2,934
Tax impact of potential cash repatriation	B	—	2,085	—	2,085	—
Restructuring and exit costs	C	56	2,340	—	2,396	—
Accelerated depreciation	D	125	184	—	309	—
CFO transition	E	—	284	—	284	—
VAT refund	F	(474)	—		(474)	—
Legal costs for SEC and FCPA matters	G	921	282	—	1,203	—
Non-GAAP net income (loss)		$234	$(3,190)	$(2,281)	$(11,457)	$(1,220)
Net Income (Loss) per Basic and Diluted Share Reconciliation:
GAAP net loss per share		$(0.05)	$(0.31)	$(0.11)	$(0.66)	$(0.14)
Stock-based compensation expense	A	0.03	0.03	0.03	0.10	0.10
Tax impact of potential cash repatriation	B	—	0.07	—	0.07	—
Restructuring and exit costs	C	—	0.07	—	0.07	—
Accelerated depreciation	D	0.01	0.01	—	0.01	—
CFO transition	E	—	0.01	—	0.01	—
VAT refund	F	(0.01)	—	—	(0.02)	—
Legal costs for SEC and FCPA matters	G	0.03	0.01	—	0.04	—
Non-GAAP net income (loss) per basic and diluted share		$0.01	$(0.11)	$(0.08)	$(0.38)	$(0.04)
See note on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Nine Months Ended
		September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	Cost of revenue	$186	$147	$145	$539	$587
	Selling, general and administrative	708	657	716	1,732	1,705
	Research and development	161	207	150	635	642
	Total stock-based compensation expense	$1,055	$1,011	$1,011	$2,906	$2,934

(B)
During the quarter ended June 30, 2015, the Company recorded a tax charge of $2.1 million associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

(C)	During the quarters ended September 30, 2015 and June 30, 2015, the Company recorded restructuring charges of $56,000 and $2.3 million, respectively.

(D)
During the quarters ended September 30, 2015 and June 30, 2015, the Company recorded accelerated depreciation charges of $125,000 and $184,000, respectively related to the adjustment of the remaining useful life for certain manufacturing equipment.

(E)	During the quarter ended June 30, 2015, the Company recorded one time severance charges of $284,000 related to the departure of its former CFO.

(F)	During the quarter ended September 30, 2015, the Company received a refund of $474,000 in previously paid value-added-tax (VAT) related to its operations in China.

(G)
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.